r77q1e.txt


INVESTMENT MANAGEMENT AGREEMENT

   INVESTMENT MANAGEMENT AGREEMENT, made this 24th day of April, 2009, between PIMCO ETF Trust (the "Trust"), a
Delaware statutory trust, and Pacific Investment Management
Company LLC ("PIMCO").

    WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940
Act"); and

    WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series which are listed in the attached Schedule A (as amended from time to time), with each such series representing interests in a separate portfolio of securities and other assets; and

    WHEREAS, the Trust desires to retain PIMCO to render investment advisory and supervisory and administrative services hereunder with respect to the series listed in Schedule A together with any other series subsequently established by the Trust, and with respect to which PIMCO is willing to do so, being herein collectively referred to also as the "Funds"; and

    WHEREAS, the Trust engages in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the investment objective and restrictions applicable to that Fund as specified in the currently effective Prospectus (the "Prospectus") for the Trust included in the registration statements, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933
Act"); and

    WHEREAS, pursuant to a Distribution Contract (the
"Distribution Contract"), between the Trust and Allianz
Global Investors Distributors LLC (the "Distributor"), the
Funds have employed the Distributor to serve as principal underwriter for the shares of beneficial interest of the Trust;
and

    WHEREAS, PIMCO is willing to furnish investment advisory and supervisory and administrative services and/or to arrange for such services in the manner and on the terms hereinafter set forth; and

    NOW, THEREFORE, in consideration of the
premises and mutual covenants herein contained, the parties agree as follows:

      1.	Appointment.  The Trust hereby appoints
PIMCO to provide the investment advisory services and to provide or procure the supervisory and administrative and other services as specified in this Agreement and PIMCO hereby accepts such appointment.

      2.	Duties.  (a) 	PIMCO shall, at its expense,
(i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Agreement and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement. PIMCO may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve
PIMCO of any of its obligations hereunder, nor shall the Trust be responsible for any additional fees or expenses hereunder as a result.

      3.	Investment Advisory Services.  (a)
	PIMCO shall provide to the Trust investment guidance and policy direction in connection with the management of the Funds, including oral and written research, analysis, advice, and statistical and economic data and information.

            Consistent with the investment objectives, policies and restrictions applicable to the Trust and its Funds, PIMCO will determine the securities and other assets to be purchased or sold or the other techniques to be utilized (including, but not limited to, securities lending) by each Fund of the Trust and will determine what portion of each Fund shall be invested in securities or other assets, and what portion, if any, should be held uninvested.

            The Trust will have the benefit of the
investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of PIMCO. It is understood that PIMCO will not, to the extent inconsistent with applicable law, use any material nonpublic information pertinent to investment decisions undertaken in connection with this Agreement that may be in its possession or in the possession of any of its affiliates.

            (b) 	As manager of the assets of the
Funds, PIMCO shall make investments for the account of the Funds in accordance with PIMCO's best judgment and within the investment objectives, policies, and restrictions set forth in the Prospectus, the 1940 Act, any SEC exemptive relief and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Trust's Board of Trustees.

            (c) 	PIMCO shall furnish to the Trust's
Board of Trustees periodic reports on the investment performance of the Trust and its Funds and on the performance of its investment advisory obligations under this Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

            (d) 	On occasions when PIMCO deems
the purchase or sale of a security to be in the best interest of a Fund as well as other of its clients, PIMCO, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any. PIMCO may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by PIMCO in the manner it considers to be equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

            (e) 	PIMCO may cause a Fund to pay a
broker which provides brokerage and research services to PIMCO a commission for effecting a securities transaction in excess of the amount another broker might have charged.
Such higher commissions may not be paid unless PIMCO determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or PIMCO's overall responsibilities to the Trust and any other of PIMCO's clients.

            (f)	PIMCO may itself, or may cause a
Fund to, commence, join in, consent to or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, liquidation or readjustment of the finances of any person or the securities or other property thereof, and to deposit any securities or other property with any protective, reorganization or similar committee. Without limiting the generality of the foregoing, PIMCO may represent a Fund on a creditors' (or similar) committee.

            (g)	PIMCO shall have sole authority to
exercise whatever powers the Trust may possess with respect to any of the assets of a Fund, including, but not limited to, the right to vote proxies, the power to exercise rights, options, warrants, conversion privileges and redemption privileges, and to tender securities pursuant to a tender offer.

      4.	Supervisory and Administrative Services.
Subject to the general supervision of the Board of Trustees, PIMCO shall provide or cause to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Funds, but not including the distribution services provided by the Distributor pursuant to its Distribution Contract with the Trust.

            (a)	The supervisory and administrative
services to be provided by PIMCO shall include the following:

      (i)	PIMCO shall supervise and
coordinate matters relating to the operation of the Funds, including the custodian, transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Funds), accountants, attorneys, and other parties performing services or operational functions for the Funds. In connection with the supervision of the pricing and valuation of the Funds, PIMCO shall establish such systems and procedures as are necessary to carry out this function, including systems and procedures relating to defaulted securities; forensic reporting and monitoring of securities and derivatives pricing, including checks and balances against internal models and external pricing services; tracking and reviewing fair valued securities; supervising pricing vendors; monitoring for significant events occurring after the close of trading that may affect the value of portfolio holdings; and establishing net asset value estimation processes in the event the custodian cannot produce a net asset value for Shares of a Fund.

      (ii)	PIMCO shall provide the
Funds, at PIMCO's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Funds as contemplated in this Agreement as well as provide the Funds, at PIMCO's expense, with the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary to ensure compliance with federal securities laws and other applicable laws.

      (iii)	PIMCO shall maintain or
supervise the maintenance by third parties of such books and records of the Trust and the Funds as may be required by applicable federal or state law.

      (iv)	PIMCO shall prepare or
supervise the preparation by third parties of all federal, state, local, and foreign tax returns and reports of the Funds required by applicable law.

      (v)	PIMCO shall prepare, file,
and arrange for the distribution of proxy materials and periodic reports to shareholders of the Funds as required by applicable law.

      (vi)	PIMCO shall prepare and
arrange for the filing of such registration statements and other documents with the SEC and other federal and state or other regulatory authorities as may be required to register the Shares of the Funds and qualify the Trust to do business or as otherwise required by applicable law. PIMCO shall maintain registration of the Funds' Shares in such other jurisdictions as it deems necessary and appropriate. PIMCO shall maintain a review and certification program and internal controls and procedures in accordance with relevant provisions of the Sarbanes Oxley Act of 2002 as applicable to registered investment companies. PIMCO shall maintain systems necessary to provide or procure required disclosure in the Funds' registration statements, shareholder reports, proxy statements, and similar regulatory documents, and Fund proxy voting information.

      (vii)	PIMCO shall take such other
action with respect to the Funds as may be required by applicable law, including without limitation the rules and regulations of the SEC, the Commodity Futures Trading
Commission, state securities commissions and other governmental and regulatory agencies. Such actions shall include, but are not limited to: establishment and maintenance of a compliance program in accordance with Rule 38a-1 under the 1940
Act, support of the Funds' Chief
Compliance Officer, and systems and
procedures necessary to effectuate the
compliance program.

      (viii)	PIMCO shall provide the
Funds with administrative services to
shareholders, including: the maintenance of a shareholder call center; the provision of certain statistical information and performance of the Funds; a web servicing platform and internet website; maintenance of privacy protection systems and procedures; and oversight of anti-money laundering monitoring systems and procedures. Notwithstanding the foregoing,
PIMCO may procure or delegate provision
of these services to third parties.

            (b)	Other Services. PIMCO shall also
procure on behalf of the Trust and the Funds, and at the expense of PIMCO, the following persons to provide services to the Funds: (i) a custodian or custodians for the Funds to provide for the safekeeping of the Funds' assets;
(ii) a recordkeeping agent to maintain the portfolio accounting records for the Funds; (iii) a transfer agent for the Funds; and (iv) a dividend disbursing agent for the Funds. The Trust may be a party to any agreement with any of the persons referred to in this Section 4(b).

            (c)	Personnel. PIMCO shall also make
its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the supervision and administration of the Funds and services provided to the Funds under this Agreement.

            (d)	Standards; Reports. In performing
these supervisory and administrative services, PIMCO:

      (i)	shall conform with the 1940
Act and all rules and regulations thereunder, with all other applicable federal, state and foreign laws and regulations, with any applicable procedures adopted by the Trust's
Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time.

      (ii)	will make available to the
Trust, promptly upon request, any of the Funds' books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with PIMCO's services under this
Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

      (iii)	will regularly report to the
Trust's Board of Trustees on the supervisory and administrative services provided under this Agreement and will furnish the Trust's
Board of Trustees with respect to the Funds such periodic and special reports as the Trustees may reasonably request.

      5. 	Calculation of Fees.  In consideration of the
services to be rendered by PIMCO under this Agreement, each Fund of the Trust shall pay PIMCO a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund, as applicable, during the preceding month, at the annual rates provided for in Schedule A, as such Schedule A may be amended from time to time.

            If the fees payable to PIMCO pursuant to this Section 5 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be pro-rated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Fund shall be computed in the manner specified in the Prospectus for the computation of net asset value. For purposes of this Agreement, a "business day" is any day the New York Stock Exchange is open for trading.

      6.	Allocation of Expenses.  During the term of
this Agreement, PIMCO will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement. In addition, PIMCO shall bear the following expenses under this Agreement:

            (a)	Expenses of all audits by Trust's
independent public accountants;

            (b)	Expenses of the Trust's transfer
agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

            (c)	Expenses of the Trust's custodial
services, including any recordkeeping services provided by the custodian;

            (d)	Expenses of obtaining quotations for
calculating the value of each Fund's net assets;

            (e)	Expenses of obtaining Portfolio
Activity Reports for each Fund;

            (f)	Expenses of maintaining the Trust's
tax records;

            (g)	Costs and/or fees, including legal
fees, incident to meetings of the Trust's shareholders, the preparation, printing and mailings of prospectuses, notices and proxy statements and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, the expenses of issuing, redeeming, registering and qualifying for sale, Shares with federal and state securities authorities, and the expense of qualifying and listing Shares with any securities exchange or other trading system;

            (h)	The Trust's ordinary legal fees,
including the legal fees that arise in the ordinary course of business for a Delaware statutory trust registered as an open-end management investment company and listed for trading with a securities exchange or other trading system;

            (i)	Costs of printing certificates
representing Shares of the Trust;

            (j)	The Trust's pro rata portion of the
fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums; and

            (k)	Association membership dues.

            The Trust shall bear the following expenses:

            (a)	Salaries and other compensation or
expenses, including travel expenses, of any of the Trust's executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of PIMCO or its subsidiaries or affiliates;

            (b)	Taxes and governmental fees, if any,
levied against the Trust or any of its Funds;

            (c)	Brokerage fees and commissions,
and other portfolio transaction expenses incurred for any of the Funds;

            (d)	Expenses of the Trust's securities
lending, including any securities lending agent fees, as governed by a separate securities lending agreement;

            (e)	Costs, including the interest
expenses, of borrowing money;

            (f)	Fees and expenses, including travel
expenses, and fees and expenses of legal counsel retained for their benefit, of Trustees who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates;

            (g)	Extraordinary expenses, including
extraordinary legal expenses, as may arise including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;
and

            (h)	Organizational and offering expenses
of the Trust and the Funds, and any other expenses which are capitalized in accordance with generally accepted accounting principles.

      7.	Effectiveness and Termination.  (a) 	This
Agreement shall become effective with respect to the Funds on April 24, 2009 (and, with respect to any amendment, or with respect to any additional fund, the date of the amendment or Supplement hereto) and shall continue in effect with respect to a Fund for a period of more than two years from that date (or, with respect to any additional fund, the date of the Supplement) only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Trust's Board of Trustees and (ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Trust's trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party.

            (b) 	This Agreement may be terminated
with respect to a Fund (or any additional fund) at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Fund or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to PIMCO or by PIMCO on 60 days' written notice to the Trust. This Agreement (or any Supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

      8.	Liability.  PIMCO shall give the Trust the
benefit of PIMCO's best judgment and efforts in rendering services under this Agreement. PIMCO may rely on information reasonably believed by it to be accurate and reliable. As an inducement for PIMCO's undertaking to render services under this Agreement, the Trust agrees that neither PIMCO nor its members, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of PIMCO's duties, or by reason of reckless disregard of PIMCO's obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of PIMCO and that of its members, officers, directors, and employees, and shall in no way govern the liability to the Trust or PIMCO or provide a defense for any other person including persons that provide services for the Funds as described in this Agreement.

      9.	Non-Exclusivity.  The services of PIMCO to
the Trust under this contract are not to be deemed exclusive as to PIMCO and PIMCO will be free to render similar services to other investment companies and other clients. Except to the extent necessary to perform PIMCO's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of PIMCO, or any affiliate of PIMCO, or any employee of PIMCO, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

      10.	Independent Contractor. PIMCO shall for all
purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

      11. 	Use of Name.  It is understood that the
names "Pacific Investment Management Company LLC" or
"PIMCO" or any derivative thereof or logo associated with those names and other servicemarks and trademarks owned by PIMCO and its affiliates are the valuable property of PIMCO and its affiliates, and that the Trust and/or the Funds may use such names (or derivatives or logos) only as permitted by PIMCO.

      12.	Notices.  Notices of any kind to be given to
PIMCO by the Trust shall be in writing and shall be duly given if mailed or delivered to PIMCO at 840 Newport
Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by PIMCO. Notices of any kind to be given to the Trust by PIMCO shall be in writing and shall be duly given if mailed or delivered to 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Trust.

      13.	Trust Obligation.  A copy of the Trust's
Declaration of Trust has been provided to PIMCO and shall be filed as an exhibit to the Trust's registration statement, and notice is hereby given that the Agreement has been executed on behalf of the Trust by an officer of the Trust in his or her capacity as an officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

      14.	Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed to be an original.

      15.	Miscellaneous.  This Agreement shall be
governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers
Act of 1940, or any rule or order of the SEC thereunder.

            (a)	If any provision of this Agreement
shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party, hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

            (b)	The captions in this Agreement are
included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


                        PIMCO ETF Trust

                        By: 	/s/Brent R. Harris
                        Title:  President

                        Pacific Investment Management Company LLC

                        By: 	/s/Richard M. Weil
                        Title:  Managing Director

                        ACKNOWLEGDED:

			PIMCO Funds, on behalf of its series
			Short-Term Floating NAV Portfolio

                        By: 	/s/Brent R. Harris
                        Title:  President

Schedule A

Schedule to Investment Management Agreement
PIMCO ETF Trust
As of April 24, 2009

Investment Management Fee Rates (%)

Fund 					Fee#
---------------------------------	----
1-3 Year U.S. Treasury Index Fund	0.15

#	Each Fund may invest in shares of PIMCO Funds:
Private Account Portfolio Series Short-Term Floating NAV
Portfolio, a series of PIMCO Funds ("PAPS Short-Term
Floating NAV Portfolio").  PAPS Short-Term Floating
NAV Portfolio is offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. PAPS Short-Term Floating NAV
Portfolio does not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating
NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to PAPS Short-Term Floating
NAV Portfolio under its investment advisory contract with PIMCO.

SUPPLEMENT TO
INVESTMENT MANAGEMENT AGREEMENT

PIMCO ETF Trust
840 Newport Center Drive
Newport Beach, California 92660

October 31, 2012

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:	Name Changes for Certain Funds

Dear Sirs:

As provided in the Investment Management Agreement between PIMCO ETF Trust (the "Trust") and Pacific
Investment Management Company LLC ("PIMCO"), dated
April 24, 2009 (the "Agreement"), Schedule A to the
Agreement sets forth the series of the Trust for which the Agreement has been approved (collectively, the "Funds"), under the same terms and conditions as set forth in the Agreement, and the fee rates for the Funds, as may be amended from time to time.

The Trust and PIMCO hereby agree to amend Schedule A to reflect name changes for certain Funds. The current
Schedule A is replaced with the new Schedule A attached hereto.

Schedule A

Schedule to Investment Management Agreement
PIMCO ETF Trust
As of October 31, 2012

Investment Management Fee Rates (%)

Fund									Fee#
-------------------------------------------------------------------	-----
PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund			0.15
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	0.55
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund			0.15
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund			0.20
PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund			0.15
PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund		0.15
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund			0.20
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO Australia Bond Index Exchange-Traded Fund				0.45
PIMCO Banking Sector Corporate Bond Index Fund				0.40
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund			0.20
PIMCO Broad U.S. Treasury Index Exchange-Traded Fund			0.15
PIMCO Build America Bond Exchange-Traded Fund				0.45
PIMCO Canada Bond Index Exchange-Traded Fund				0.45
PIMCO Enhanced Short Maturity Exchange-Traded Fund			0.35
PIMCO Foreign Currency Strategy Exchange-Traded Fund			0.65
PIMCO Germany Bond Index Exchange-Traded Fund				0.45
PIMCO Global Advantage(r) Inflation-Linked Bond Exchange-Traded Fund	0.60
PIMCO Government Limited Maturity Exchange-Traded Fund			0.25
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund 		0.55
PIMCO Intermediate Municipal Bond Exchange-Traded Fund			0.35
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	0.20
PIMCO Prime Limited Maturity Exchange-Traded Fund			0.25
PIMCO Short Term Municipal Bond Exchange-Traded Fund			0.35
PIMCO Total Return Exchange-Traded Fund					0.55



#	Each Fund may invest in shares of PIMCO Funds: Private Account
Portfolio Series Short-Term Floating NAV Portfolio and PIMCO
Funds: Private Account Portfolio Series Short-Term Floating NAV Portfolio III, each series of PIMCO Funds (the "PAPS Short-Term Floating NAV Portfolios"). The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. The
PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV Portfolios, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to the PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), under the investment advisory contract with PIMCO.


	If the foregoing correctly sets forth the Agreement between the Trust and PIMCO, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.



					Very truly yours,

					PIMCO ETF TRUST


					By: /S/Henrik P. Larsen
					Title: Vice President



ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By:    /s/ Brent R. Harris
Title: Managing Director

PIMCO FUNDS, on behalf of its
series Private Account Portfolio
Series Short-Term Floating NAV
Portfolio


By:    /S/Henrik P. Larsen
Title: Vice President

SUPPLEMENT TO
INVESTMENT MANAGEMENT AGREEMENT

PIMCO ETF Trust
840 Newport Center Drive
Newport Beach, California 92660

February 26, 2013

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:	PIMCO Diversified Income Exchange-Traded Fund,
	PIMCO Low Duration Exchange-Traded Fund and
	PIMCO Real Return Exchange-Traded Fund (each a
	"Fund," and collectively, the "Funds")

Dear Sirs:

As provided in the Investment Management Agreement between PIMCO ETF Trust (the "Trust") and Pacific
Investment Management Company LLC ("PIMCO"), dated
April 24, 2009 (the "Agreement"), the parties may amend the Agreement to add additional series of the Trust, under the same terms and conditions as set forth in the Agreement, and at a fee rate set forth in Schedule A to the Agreement, as may be amended from time to time.

The Trust and PIMCO hereby agree to amend the Agreement as of the date hereof to add the Funds to Schedule A. The current Schedule A is replaced with the new Schedule A attached hereto.

Schedule A

Schedule to Investment Management Agreement
PIMCO ETF Trust
As of February 26, 2013

Investment Management Fee Rates (%)
Fund									Fee#
-------------------------------------------------------------------	----
PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund			0.15
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	0.55
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund			0.15
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund			0.20
PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund			0.15
PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund		0.15
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund			0.20
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO Australia Bond Index Exchange-Traded Fund				0.45
PIMCO Banking Sector Corporate Bond Index Fund				0.40
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund			0.20
PIMCO Broad U.S. Treasury Index Exchange-Traded Fund			0.15
PIMCO Build America Bond Exchange-Traded Fund				0.45
PIMCO Canada Bond Index Exchange-Traded Fund				0.45
PIMCO Diversified Income Exchange-Traded Fund				0.85
PIMCO Enhanced Short Maturity Exchange-Traded Fund			0.35
PIMCO Foreign Currency Strategy Exchange-Traded Fund			0.65
PIMCO Germany Bond Index Exchange-Traded Fund				0.45
PIMCO Global Advantage(r) Inflation-Linked Bond Exchange-Traded Fund	0.60
PIMCO Government Limited Maturity Exchange-Traded Fund			0.25
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund 		0.55
PIMCO Intermediate Municipal Bond Exchange-Traded Fund			0.35
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	0.20
PIMCO Low Duration Exchange-Traded Fund					0.55
PIMCO Prime Limited Maturity Exchange-Traded Fund			0.25
PIMCO Real Return Exchange-Traded Fund					0.55
PIMCO Short Term Municipal Bond Exchange-Traded Fund			0.35
PIMCO Total Return Exchange-Traded Fund					0.55


#	Each Fund may invest in shares of PIMCO Funds: Private Account
Portfolio Series Short-Term Floating NAV Portfolio and PIMCO Funds:
Private Account Portfolio Series Short-Term Floating NAV Portfolio III, each series of PIMCO Funds (the "PAPS Short-Term Floating NAV Portfolios"). The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV
Portfolios, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to the PAPS Short-Term Floating
NAV Portfolios, and their wholly-owned subsidiaries (if any), under the investment advisory contract with PIMCO.


	If the foregoing correctly sets forth the Agreement between the Trust and PIMCO, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.


					Very truly yours,

					PIMCO ETF TRUST


					By: /s/Henrik P. Larsen
					Title: Vice President


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /s/Brent R. Harris
Title: Managing Director

PIMCO FUNDS, on behalf of its
series Private Account Portfolio
Series Short-Term Floating NAV
Portfolio


By: /s/Henrik P. Larsen
Title: Vice President